                                                                   EXHIBIT 10.52

                          AIRCRAFT PURCHASE AGREEMENT


THIS AIRCRAFT PURCHASE AGREEMENT (the "Agreement") is entered into as of September 24, 1996, by and between Intrepid Aviation Partners, LLC of 8360 Willow Oak Road, Germantown, Tennessee, 38139 (hereinafter referred to as the "Seller") and Kitty Hawk Aircargo, Inc. of P.O. Box 612787, 1515 West 20th, Dallas, Texas, 75261 (hereinafter referred to as the "Buyer").

                              W I T N E S S E T H

In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Description of Aircraft. The Seller shall sell and the Buyer shall purchase, on the terms and conditions hereinafter set forth, two B727-200 aircraft, and their engines and specific equipment more particularly described in Exhibit A attached hereto, together with all other components and equipment installed thereon, and all manuals, logs and records relating thereto (collectively, the "Aircraft"). The Aircraft are currently owned by ALG Leasing (Gibraltar), Ltd. ("ALG, Ltd."), an affiliate of ALG, Inc. ("ALG"), and are being operated under Jamaican registry by Air Jamaica Limited ("Air Jamaica") under lease (the "Air Jamaica Lease") from ALG, Ltd. Seller represents and warrants to the Buyer that the Seller has a contractual right to buy the Aircraft from ALG, which in turn has the contractual right to purchase the Aircraft from ALG, Ltd., and that the Air Jamaica Lease term will end at times and under conditions that will enable the Seller to comply with its closing obligations hereunder.

2.       A.      Price, Methods of Payment, and Delivery.  The total purchase price for each Aircraft is $3,500,000.00 (the "Purchase Price"), for a total price of $7,000,000.00.

         B.      The Purchase Price shall be paid as follows:

                 1. $700,000.00 (the "Deposit") which the Buyer has, concurrently with the execution of this Agreement, caused to be deposited in escrow with Federal Aviation Title and Guaranty Company, Oklahoma City, Oklahoma ("FATCO"). This Deposit shall be non-refundable, except as otherwise provided for in this Agreement.

                 2. The balance of the Purchase Price of each Aircraft ($3,150,000.00) shall be paid by the Buyer at the Closing (as defined below) of each Aircraft.

                 3. The Buyer shall make payment of all funds owed by it hereunder in U.S. Dollars in escrow to FATCO and all payments delivered to the Seller shall be in immediately available funds remitted to:

                                  Intrepid/Seller
                                  c/o First Tennessee Bank National Association ABA # 084000026
                                  AC # 00-0201545
                                  ATTENTION:  Jeanne Allen

         C. At Closing of each Aircraft, the Seller shall deliver in escrow to FATCO a duly executed bill of sale for that Aircraft in the form of Exhibit B attached hereto, and a duly executed FAA Form 8050-2 bill of sale sufficient to convey to the Buyer good and unencumbered title to the Aircraft.

         D. The first Aircraft shall be delivered on or before January 5, 1997, and the second Aircraft shall be delivered on or before January 6, 1997 (the "Closing" or "Closing Dates"); provided, however, notwithstanding anything to the contrary herein, the Seller shall have the right to deliver the first Aircraft prior to January 5, 1997, upon giving thirty (30) days prior written notice to the Buyer of the new Closing Date for such Aircraft. At delivery of each Aircraft, the Seller shall deliver to the Buyer all manuals, logs and records relating to that Aircraft.

3. Taxes. In addition to the Purchase Price set forth in Section 2 hereof, the Buyer shall promptly pay to the Seller, upon demand, the amount of any tax (excluding any tax upon the Seller's net income, any franchise tax, or any gross receipts tax levied on the Seller in lieu of, or in the nature of, a tax upon net income, but including, without limitation, any sales, use or value added taxes or taxes in the nature thereof), duty, license, or other fee imposed upon the Seller as a direct result of the purchase, delivery, transfer, or any use of the Aircraft by or to the Buyer, pursuant to the provisions of this Agreement. If any claim is made against the Seller for any such tax, the Seller shall promptly notify the Buyer of the amount thereof.

4. Conditions Precedent and Covenants. The obligation of the Buyer to purchase each Aircraft pursuant to this Agreement is subject to the fulfillment, at or before the time of the Closing for that Aircraft hereunder, of the following conditions precedent and compliance by the Seller with the following covenants:

         A. FATCO issues its commitment, conditioned only on the Buyer's payment of the required premium and on filing and recording of the FAA form 8050-2 bill of sale and the Buyer's application for registration, to insure Buyer's good and unencumbered title to the Aircraft (except for any liens, claims, or encumbrances created by, through or under the Buyer).

         B. The Buyer promises to execute and deliver to the Seller a technical acceptance certificate in the form of Exhibit "C" attached hereto upon fulfillment of the covenants and conditions in the remainder of this subparagraph. Prior to the Closing, the Buyer, shall have the right to inspect each Aircraft and records to verify that they are in the condition as described in this section. Each Aircraft shall be delivered with all systems operational and cleared of all discrepancies. Each Aircraft shall be airworthy at the Closing with airworthiness as defined in the applicable manufacturer's manual. All airworthiness directives and mandatory service bulletins requiring compliance at the time of the Closing shall have been complied with at the Seller's expense.

         C. The Seller shall furnish a Jamaican Export Certificate of Airworthiness and a Jamaican Certificate of Deregistration for the Aircraft and such other documents as may be reasonably required by the Buyer.

         D. The Seller shall furnish the documents listed in Exhibit A for each Aircraft.

         E. All engines on each Aircraft shall be video boroscoped immediately prior to the Closing and the Seller shall cause ALG to correct all discrepancies which are not within the manufacturer's applicable limits; provided, however, in the event that the cost of the boroscoping exceeds Air Jamaica's obligations under the Air Jamaica Lease, then, in such event, the Buyer shall have the option to require that the boroscoping be completed at the Buyer's cost. If for any reason ALG fails or refuses to correct any discovered deficiencies, the Buyer may, as its sole remedy, either terminate this Agreement and recover that portion of its Deposit that has not been applied in a Closing, or close and accept the Aircraft to be delivered, but with the Seller's assignment of all of its rights against ALG and Air Jamaica (if any as to Air Jamaica), and the Seller's covenant to use its best efforts to assist the Buyer in enforcing those rights.

         F. The Seller shall assign all applicable or unexpired manufacturer's, supplier and vendor warranties to the Buyer if any such warranties exist.

         G. The Seller shall provide the opinion of counsel (Gil Gaddis or other counsel acceptable to the Buyer) received from ALG, such opinion to be in form and substance satisfactory to the Buyer, that the Aircraft are not subject to the non-addition rules as provided for in the Federal Aviation Regulations. If the Federal Aviation Administration refuses within thirty (30) days after the applicable Closing to permit the Buyer's operation of either Aircraft as a Stage 2 Aircraft because of the non-addition rule (the "FAA Refusal"), the Buyer shall have the option to rescind the purchase of that Aircraft by giving written notice of such recision to the Seller within ten (10) days after the receipt of notice of the FAA Refusal. In such event, the Seller must within thirty (30) days after receipt of such notice, tender reimbursement of the

Purchase Price for that Aircraft conditioned upon the Buyer's reconveyance to the Seller of good and merchantable title to that Aircraft, free and clear of all liens, claims and encumbrances, and redelivery to the Seller of that Aircraft in the same condition as received by the Buyer at the applicable Closing.

5. Destruction of Aircraft Prior to Delivery or Other Non-Delivery. In the event of destruction of, significant damage to, or material change in the condition of either Aircraft prior to the Closing Dates, the Seller is unable to deliver the Aircraft on the applicable Closing Dates for reasons other than the Seller's wrongful conduct or the Seller's waiver of any obligations of ALG or Air Jamaica (and the Seller shall not hereafter waive or relinquish any claim against ALG or Air Jamaica under the Seller's contract with ALG (the "ALG Contract") or the Air Jamaica Lease without the Buyer's written consent), the Buyer, at its option, shall have the right, as its sole remedy, to elect not to proceed with the purchase of the Aircraft pursuant to this Agreement (except as to any Aircraft as to which the Closing has occurred). Notwithstanding anything to the contrary herein, in such an event, the Seller shall refund all or part of the Deposit received from the Buyer that has not been applied in a Closing to Buyer within 72 hours after the exercise by the Buyer of such right. If the Buyer elects in such case to proceed to close, the Buyer must elect to close and accept the unencumbered assignment of the Seller's rights under the ALG Contract and the Air Jamaica Lease (if any as to Air Jamaica), and the Seller's covenant to exert its best efforts to assist the Buyer in enforcing those rights, in lieu of all other performances by the Seller.

6. Seller's Representations. The Seller represents and warrants that it is a limited liability company validly existing under the laws of the State of Tennessee and has full power and authority to execute, deliver and comply with the terms of this Agreement, which has been duly and properly authorized, executed and delivered by the Seller, and that this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms and the Seller has obtained any and all third party or governmental consents required for the Seller to consummate the sale of the Aircraft pursuant to this Agreement.

7. Buyer's Representations. The Buyer represents and warrants that it is a corporation validly existing in accordance with the laws of Texas and has full power and authority to execute, deliver and comply with the terms of this Agreement, which has been duly and properly authorized, executed and delivered by the Buyer, that this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, and no third party or governmental consents are required in order for the Buyer to consummate the purchase of the Aircraft.

8. Brokers. Each party represents and warrants to the other party that it has not had any contracts, communications, or dealings regarding the subject matter of the transactions contemplated herein with any finder, agent or broker, whether or not licensed as such. In the event that any finder, agent or broker brings a claim for a commission or finder's fee based upon any contracts, dealings or communications relating to this transaction, the party whose acts or omissions gave rise to such claim shall indemnify, hold harmless and defend the other party from and against said claim and all costs, expenses and other liabilities (including attorneys' fees) incurred by the other party in defending itself against the same.

9. Delivery. The Aircraft will be delivered on the Closing Dates in Miami, Florida, at the Seller's expense, or at such other location as the parties may mutually agree, at the Buyer's expense. Upon the Seller's tender of delivery of each Aircraft complying herewith, the Buyer will execute an acceptance receipt for such Aircraft in the form of Exhibit D attached hereto.

10.      A.      Warranty of Seller.  The Seller warrants that, on the Closing
Dates, the Seller will have good and marketable title to the Aircraft in question, and that such Aircraft will be free and clear of all liens, claims and encumbrances other than liens, claims or encumbrances created by, through or under the Buyer. The Seller will warrant and defend forever such title against all claims and demands whatsoever.

         B. IT IS EXPRESSLY AGREED THAT THE AIRCRAFT, ACCESSORIES, PARTS AND EQUIPMENT SUPPLIED HEREUNDER ARE SOLD "AS IS, WHERE IS, HOW IS, WITH ALL OF THEIR DEFECTS, BOTH LATENT OR PATENT, KNOWN OR UNKNOWN AND WITH THE BUYER HAVING FULL OPPORTUNITY OF INSPECTION PRIOR TO ACCEPTANCE". THE SELLER MAKES NO EXPRESS WARRANTIES OR REPRESENTATIONS EXCEPT AS SET FORTH IN PARAGRAPH (A) ABOVE. WITHOUT LIMITING THE FOREGOING, THE SELLER DOES NOT MAKE, HAS NOT MADE, SHALL NOT BE DEEMED TO MAKE OR HAVE MADE, AND HAS AND WILL BE DEEMED EXPRESSLY TO HAVE DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR PARTICULAR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF ANY OBLIGATION BASED ON STRICT LIABILITY IN TORT, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.

11. Buyer's Insurance Requirements. On and after the Closing Dates, the Buyer shall obtain and keep in force policies of comprehensive general liability insurance with respect to the Aircraft with insurers of recognized responsibility reasonably acceptable to the Seller, and deliver to the Seller on each Closing Date a certificate of insurance evidencing compliance with this Section. Such liability policies shall be in combined single limits of not less than U.S. $5,000,000.00 when the Aircraft are not being utilized for passenger service or any other operation, U.S. $20,000,000.00 in the event of a ferry flight of the Aircraft and, if the Aircraft or any engine thereof is/are placed into operational or revenue service or used in any other way U.S. $200,000,000.00, which coverage shall automatically apply without any further act by the Seller or the Buyer. All liability policies shall cover the Buyer's contractual liability hereunder including, without limitation, the indemnity obligations of the Buyer under
Section 12 hereof and shall name the Indemnitees (as defined below) as additional insureds. All such policies shall provide that if such insurance is canceled for any reason whatsoever, or there is any substantial change in such policies which affect the coverage required hereunder, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Seller for thirty days after receipt by it of written notice from such insurers of such cancellation, change or lapse.

The Buyer's insurance obligations as set forth above shall continue with respect to the Aircraft for a period ending the earlier of (i) two years after the applicable Closing Date, (ii) the date the Aircraft undergo a complete "D" check or its equivalent with an FAA approved maintenance facility, or (iii) the date the Aircraft are scrapped and deregistered by the FAA or other aeronautical authority with jurisdiction.

If the Buyer sells or otherwise disposes of the Aircraft before two years from the applicable Closing Date, it shall cause the new owner or operator of the Aircraft to comply with the requirements of this Section.

12. Indemnity. The Buyer shall indemnify the Seller, its officers, directors, employees and agents (collectively, the "Indemnitees") and hold them harmless from and against liability, loss and cost of defense upon any claim for injury to or death of any person or damage to or destruction of any property, including the Aircraft, arising out of the ownership, management, possession, use, control, maintenance, or operation of the Aircraft occurring after the Buyer accepts delivery of the Aircraft, even if such injury, death, damage or destruction is caused by any or all of the Indemnitees' actual or imputed negligence. This indemnity shall not, however, extend to any claim for injury, death, damage or destruction (i) caused by any or all of the Indemnitees' gross negligence or willful misconduct or (ii) as to which the Buyer is not given prompt notice by the Indemnitees and such failure results in prejudice to the Buyer.

13. Notices. Any notice required hereunder shall be in writing and delivered to the Buyer and to the Seller at their respective addresses first stated herein or to such other addresses as subsequently specified in writing by either party as provided herein. Such notices may be given by Federal Express or other air courier, U.S. mail, facsimile, or other delivery, and shall be deemed received at the end of two (2) business days in the jurisdiction of the recipient after being sent, properly addressed, by Federal Express or other air courier, or by U.S. certified mail, postage pre-paid, return receipt requested.

14. Further Assurances. The Seller and the Buyer will promptly and duly execute and deliver to each other and to such other persons as may reasonably be requested such further documents and assurances, and take such further action as may from time to time be reasonably requested, in order to carry out more effectively the intent and purpose of this Agreement. The foregoing sentence does not impose upon the Seller or the Buyer any additional liabilities not otherwise contemplated by this Agreement.

15.      Other Material Terms.

         A. Parties-in-Interest. This Agreement shall inure to the benefit of and be binding upon the parties, and their respective heirs, executors, administrators, successors and permitted assigns.

         B. Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, which shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. It is the intention of the parties that if any provision of this Agreement is capable of two interpretations, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         C. Amendments. Each and every modification and amendment of this Agreement must be in writing and signed by all of the parties hereto. Each and every waiver of any covenant, representation, warranty or other provision of this Agreement must be in writing and signed by each party whose interests are adversely affected by such waiver. No waiver granted in any one instance shall be construed as a continuing waiver applicable in any other instance.

         D. Sections and Other Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

         E. Entire Agreement. This Agreement, contains a complete statement of the agreement by and between the parties hereto with respect to the subject matter hereof and supersedes all existing agreements among them concerning the subject matter hereof.

         F. Assignment. The rights and obligations of the Buyer hereunder are personal and shall not be assigned, in whole or in part, to any other party without the prior written consent of the Seller, except that the Buyer may assign its rights hereunder to an affiliated corporation without the Seller's consent, but no such assignment will release or reduce the Buyer's obligations hereunder. Any attempt at an unpermitted assignment without the prior written consent of the Seller shall be null and void.

         G. Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

         H. Remedies. Except as otherwise provided herein, no remedy referred to in this Agreement is intended to be exclusive, each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to either party at law or in equity, and the exercise or beginning of exercise by either party of any one or more of such remedies shall not preclude the simultaneous or later exercise by either party of any or all such remedies.

         I. Governing Law. This Agreement shall be governed by, interpreted, performed and enforced solely in accordance with the laws of the State of Tennessee without reference to principles of conflicts of law; provided, however, notwithstanding anything to the contrary herein, the arbitration provisions set forth herein, and the initiation and conduct of any arbitration thereunder, shall be governed in all respects exclusively by the Commercial Arbitration Rules of the American Arbitration Association and by the Federal Arbitration Act, Title IX, United States Code.

         J. Survival. All representations, warranties, and covenants hereunder shall survive the Closing and delivery of closing documents.

         K. Force Majeure. The Seller shall not be liable to the Buyer, any third party, or customer of the Buyer for any delay in delivery, performance of, or failure to perform or to deliver due to military authority, strikes, floods, epidemics, war, riots, delays in transportation or shortages thereof, or due to other causes beyond its control, including, but not limited to, defaults of ALG, ALG, Ltd. and/or Air Jamaica.

         L. Arbitration. It is agreed between the parties that any controversy or claim between them arising out of, in connection with or relating to the enforcement, non-enforcement, interpretation, performance or breach of any provision of this

Agreement shall be settled exclusively by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time any arbitration proceeding is commenced, with arbitration to be in the locale of the party against whom arbitration is first sought by demand for arbitration delivered to the AAA. The arbitration award shall be final and binding on both parties and judgment upon such arbitration award may be entered in any court having jurisdiction.

Either party may, without inconsistency with this agreement to arbitrate, seek from a court any provisional remedy that may be necessary to protect its rights or property pending the establishment of the arbitration panel or its determination of the merits of the controversy.

IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be duly executed and delivered as of the date first above written.


Buyer:                                         Seller:
KITTY HAWK AIRCARGO, INC.                      INTREPID AVIATION PARTNERS, LLC


By:/s/ Richard R. Wadsworth                    By:/s/ Ronald K. Anderson
   -------------------------------                ------------------------------
   RICHARD R. WADSWORTH, JR.                      RONALD K. ANDERSON
   Vice President                                 President

                                  EXHIBIT "A"

                       AIRCRAFT COMPONENTS AND EQUIPMENT



Registration No.:                 #6YJMM                         #6YJMP
Make:                             Boeing                         Boeing
Model:                            727-2J0                        727-2J0
S/N:                              21105                          21108


                                  ENGINES

Make:                             Pratt & Whitney                Same
Model:                            JT8D-15                        Same
Serial #'s:                       700451                         648762
                                  695230                         687659
                                  687698                         700619


APU Serial:                       71                             PF1488
LDG Gear #'s:                     1490-Q1486                     0836Q1160
                                  00460-Q1148                    HP0234



SELLER SHALL DELIVER ALL ENGINES WITH AT LEAST 1,000 CYCLES AND 2,000 HOURS REMAINING AND SHALL NOT REPLACE ENGINES ON EITHER AIRCRAFT UNLESS TO COMPLY WITH THE TERMS IN THIS AGREEMENT.

             REQUIRED RECORDS, RECORDS REVIEW, RETRIEVAL TASKS, AND
                              ENGINE WORK PACKAGES

AIRCRAFT AND ENGINE MANUALS

         Aircraft Maintenance Manual
         Illustrated Parts Catalogue
         Aircraft Wiring Diagram Manual and Equipment List
         FAA/CAA Approved Airplane Flight Manual and AFM Supplements Boeing Weight and Balance Control and Loading Manual
         Aircraft Operations Manual
         Detailed Specifications (-2JO)
         Structural Repair Manual

STATEMENTS/LETTERS FROM AIR JAMAICA

         Letter certifying delivery total hours and cycles on airframe, engines and APU.

         Letter certifying date of accomplishment and hours/cycles since last overhaul ("D" Check) and "C" check.

         Letter listing all major repairs and alterations.

         Letter certifying that airworthiness directives issued by the FAA/CAA for airframe, appliances and engines have been complied which currently require compliance.

         Letter certifying that all components supplied and fitted to the aircraft and engines have been inspected, repaired, modified or overhauled in accordance with applicable approved vendor overhaul manuals and specifications.

         Letter stating that the aircraft has been maintained in accordance with Air Jamaica's approved maintenance program.

         Letter detailing any major incidents and/or accidents.

         Letter authenticating each computer generated report by date, title and number of pages.

         Copy of Maintenance Program certification and approval.

         Copy of Maintenance Program scheduled/summary as prescribed by Jamaican CAA.

AIRCRAFT RECORDS

         All airframe, engine and APU log books.

         All historical airframe inspection records.

         All historical engine inspection records including complete repair agency shop visit work packages.

         All component records including Air Jamaica serviceable tags and vendor/repair agency certificate and teardown/inspection reports.

         Detailed airframe, appliance and engine airworthiness directives listing providing date and method of compliance.

         Detailed list of all repetitive and open airworthiness directives providing last accomplishment date, hour and cycles or due date, hour or cycle requirement.

         Detailed list and status of all hard time and life limited components.

         In-service history of all airframe and engine life limited components.

         Detailed list of all manufacturer's service bulletins incorporated on the airframe, engine and appliances, providing detailed level of accomplishment.

         All engineering for modification/alterations associated with all repair orders including FAA Form 337's, FAA Form 8110-3's or appropriate/similar CAA forms. Boeing telex's relating to repairs, engineering repair instructions and associated drawings shall also be provided.

         Copies of all Supplemental Type Certificates (STC's) incorporated and associated installation data.

         Last weighing report and equipment list.

         Copy of Original U.S. Export Certificate of Airworthiness.

         Copy of Certificate of Airworthiness.

         Copy of Aircraft Registration.

         Two year history of flight and maintenance logs.

         Flight time log.

         Current engine condition monitoring data and reports.

         Current component and engine reliability report.

         Original Boeing delivery documents.

RECORDS REVIEW AND RETRIEVAL TASKS (TO BE PERFORMED JOINTLY BY INTREPID AS ASSISTED BY ALG/AIR JAMAICA)

Review, assemble, inventory and prepare for shipment all airframe, component and engines records. This includes, but is not limited to, the following:

         Research and prepare airframe, appliance and engine airworthiness directive compliance and repetitive inspection status reports.

         Assemble airworthiness directive backup documentation.

         Assemble FAR/CAA compliance status report and documentation.

         Research and prepare an Aging Airplane - Structural Modification Program status report and assemble all backup supporting documentation.

         Assemble and prepare a Corrosion Prevention and Control Program task accomplishment record.

         Assemble all supporting backup documentation for time controlled components.

         Assemble all supporting backup documentation of life limited components.

         Assemble and inventory all historical work packages/records.

         Request and obtain letters verifying the following:

                 Letter certifying current total hours and cycles on the airframe, engines and APU and detailing maintenance and inspection status, as a minimum, to include the return flight to ALG.

                 Letter listing all major repairs and alterations.

                 Letter detailing any major incidents and/or accidents.

                 Letter authenticating each computer generated reports.

                 Letter certifying that all Airworthiness Directives issued by the FAA or CAA as applicable for the airframe, appliances and engines have been complied which currently require compliance.

                 Letter certifying that all components supplied and fitted to the aircraft and engines have been inspected, repaired, modified or overhauled in accordance with applicable approved vendor overhaul manuals and specifications.

                 Letter stating that the airplane has been maintained in accordance with the operators maintenance program.

         Request any special computer generated reports such as cross reference listing, flight time log, etc.

         Perform a physical cursory inspection of time controlled components to ensure accuracy of computer generated reports.

         Request a copy of the operators maintenance specification manuals and associated documentation to assist in maintenance program transitions.

         Research, request and obtain all engineering related documentation related to modifications and/or repairs that may not be kept with the aircraft/engine historical records.

         Research, map and assure compliance of external fuselage repair documentation.

         Assemble and inventory all airframe, appliance, and engine manuals to include all operations, maintenance, structural repair, overhaul, illustrated parts and wiring diagram manuals, and ensure latest revisions are included.

         Perform a detailed physical avionics and loose equipment inventory.

ENGINE WORK PACKAGES

         JT8D-15 ENGINE SERIAL NUMBER 700451

                 Complete shop visit work package from Celma accomplished in July 1994.

                 Complete shop visit work package from Aviall accomplished in April 1990.

         JT8D-15 ENGINE SERIAL NUMBER 695230

                 Complete shop visit work package from Celma accomplished in October 1994.

         JT8D-15A ENGINE SERIAL NUMBER 648762

                 Complete shop visit work package from Aviall accomplished in February 1994.

         JT8D-15 ENGINE SERIAL NUMBER 687659

                 Complete shop visit work package from Celma accomplished in October 1995.

         JT8D-15 ENGINE SERIAL NUMBER 700619

                 Complete shop visit work package from Celma accomplished in November 1995.

                 Complete shop visit work package from Celma accomplished in June 1995.

                 Complete shop visit work package from Aviall accomplished in March 1990.

         JT8D-15 ENGINE SERIAL NUMBER 687698

                 Complete shop visit packages since the last ESV #2.





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
                                  EXHIBIT "B"

                                  BILL OF SALE


         For and in consideration of the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Intrepid Aviation Partners, LLC (hereinafter referred to as the "Seller"), as owner of the following Aircraft and engines:


(collectively the "Aircraft"), does hereby sell, grant, transfer, and deliver all of its right, title and interest in and to the Aircraft unto Kitty Hawk Aircargo, Inc. (hereinafter referred to as the "Buyer"), and to its successors and assigns, to have and to hold the Aircraft forever. THE AIRCRAFT, AND ALL PARTS THEREOF, ARE SOLD "AS IS, WHERE IS" AND THE DESCRIPTION OF THE AIRCRAFT HEREIN SET FORTH IS FOR THE SOLE PURPOSE OF IDENTIFICATION AND IS NOT PART OF THE BASIS OF THE BARGAIN.

         The Seller hereby warrants and covenants that the Seller has and hereby conveys to the Buyer good and marketable title to the Aircraft, and that the Aircraft is free and clear of all liens, claims and encumbrances, except those created by, through or under the Buyer.

THE WARRANTY SET FORTH IN THE FOREGOING PARAGRAPH IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF THE SELLER, WHETHER WRITTEN, ORAL OR IMPLIED. WITHOUT LIMITING THE FOREGOING, THE SELLER DOES NOT MAKE, HAS NOT MADE, SHALL NOT BE DEEMED TO MAKE OR HAVE MADE, AND HAS AND WILL BE DEEMED EXPRESSLY TO HAVE DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AS TO THE DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR PARTICULAR USE OR PURPOSE OF THE AIRCRAFT, OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.

         IN WITNESS WHEREOF, we have set our hands this ____ day of ____________________________, 199__.


                                          Seller:

                                          INTREPID AVIATION PARTNERS, LLC


                                          By:__________________________________
                                               RONALD K. ANDERSON
                                               President

                                  EXHIBIT "C"

                        TECHNICAL ACCEPTANCE CERTIFICATE


         Relating to one Boeing 727-2JO Aircraft, manufacturer's serial number _________________ and three Pratt & Whitney model JT8D-15 engines bearing manufacturer's serial numbers _______________________________________________
____ , Kitty Hawk Aircargo, Inc. (the "Buyer"), hereby certifies that it accepts the condition of the Aircraft as set forth in the Purchase Agreement dated as of September ____, 1996, between INTREPID AVIATION PARTNERS, LLC, as Seller, and the Buyer.


                                    KITTY HAWK AIRCARGO, INC.



                                    By:_______________________________________
                                         RICHARD R. WADSWORTH, JR.
                                         Vice President




Date:_____________________________

                                  EXHIBIT "D"

                               ACCEPTANCE RECEIPT


         The Buyer hereby accepts delivery of one Boeing 727-2J0 Aircraft, manufacturer's serial number __________________________ and three Pratt & Whitney model JT8D-15 engines bearing manufacturer's serial numbers
_____________________________.


Dated _________________________, 1996.



KITTY HAWK AIRCARGO, INC.



_______________________________
RICHARD R. WADSWORTH, JR.
Vice President





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